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                                         Federated Department Stores, Inc.
                                           Subsidiary list as of 4/1/00

                       Corporate Name                     State of Incorporation         Tradename(s)
----------------------------------------------------------------------------------------------------------------
22 East Advertising Agency, Inc.                               Florida
22 East Realty Corporation                                     Florida
Advertex Communications, Inc.                                  Delaware
Allied Stores General Real Estate Company                      Delaware
Allied Stores International Sales Company, Inc.                New York
Allied Stores International, Inc.                              New York
Allied Stores Marketing Corp.                                  New York
Andy's Garage Sale, Inc.                                       Minnesota
Arizona Mail Order, Inc.                                       Delaware
Astoria Realty, Inc.                                           Delaware
Atomic Living, Inc.                                            Minnesota
Axsys National Bank, N.A.                                      N/A
Bamrest Del, Inc.                                              Delaware
Bedford Fair Apparel, Inc.                                     Delaware
BFC Real Estate Company                                        Delaware
Bloomingdale's Atlantic City, Inc.                             Delaware
Bloomingdale's By Mail Ltd.                                    New York                  Bloomingdale's By Mail
Bloomingdale's, Inc.                                           Ohio                      Bloomingdale's
Broadway Receivables, Inc.                                     Delaware
Broadway Stores, Inc.                                          Delaware
Burdines, Inc.                                                 Ohio                      Burdines
Carter Hawley Hale Properties, Inc.                            California
Cowie & Company, Limited                                       New York
Customer Communications Center, Inc.                           Minnesota
Distribution Specialists, Inc.                                 Minnesota
Executive Placements Consultants, Inc.                         New York
FACS Group, Inc.                                               Ohio                      FACS
Family Farm Gifts, Inc.                                        Wisconsin
FDS National Bank                                              N/A
Federated Brands, Inc.                                         Delaware
Federated Claims Administration, Inc.                          Ohio
Federated Claims Services Group, Inc.                          Delaware
Federated Corporate Services, Inc.                             Delaware                  Federated Logistics and
                                                                                         Operations
Federated Department Stores Foundation                         Ohio
Federated Department Stores Insurance
  Company, Ltd. (99.99% ownership)                             Bermuda
Federated Noteholding Corporation                              Delaware
Federated Noteholding Corporation II                           Delaware
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                                         Federated Department Stores, Inc.
                                           Subsidiary list as of 4/1/00

                       Corporate Name                     State of Incorporation         Tradename(s)
----------------------------------------------------------------------------------------------------------------
Federated Retail Holdings, Inc.                                Delaware
Federated Specialty Stores, Inc.                               Ohio
Federated Stores Realty, Inc.                                  Delaware
Federated Systems Group, Inc.                                  Delaware
Federated Western Properties, Inc.                             Ohio
Figi's Gifts, Inc.                                             Wisconsin
Figi's Mail Order Gifts, Inc.                                  Wisconsin
Figi's, Inc.                                                   Wisconsin
Fingerhut (UK) Limited                                         United Kingdom
Fingerhut Business Services, Inc.                              Minnesota
Fingerhut Companies, Inc.                                      Minnesota
Fingerhut Company Store, Inc.                                  Minnesota
Fingerhut Corporation                                          Minnesota
Fingerhut Funding Co.                                          Delaware
Fingerhut Marketing Services, Inc.                             Minnesota
Fingerhut Receivables, Inc.                                    Delaware
Fingerhut Systems Services, Inc.                               Minnesota
Finite Limited                                                 Hong Kong
FSG Leasing Corp.                                              Delaware
Fulfillment Services Company                                   Minnesota
Hut Retail Services, Inc.                                      Minnesota
I. Magnin, Inc.                                                Delaware
Infochoice USA, Inc.                                           Minnesota
iTrust Insurance Agency, Inc.                                  Arizona
Jordan Marsh Insurance Agency, Inc.                            Massachusetts
Jordan Servicenter, Inc.                                       Delaware
LM&B Catalog, Inc.                                             Delaware
Macy Financial, Inc.                                           Delaware
Macy's By Mail, Inc.                                           New York                  Macy's By Mail
Macy's Close-Out, Inc.                                         Ohio
Macy's Department Stores, Inc.                                 Ohio
Macy's East, Inc.                                              Ohio                      Macy's
Macy's Hamilton By Appointment, Inc.                           Delaware
Macy's Puerto Rico, Inc.                                       Puerto Rico               Macy's
Macy's Texas, Inc.                                             Delaware                  Macy's
Macy's West, Inc.                                              Ohio                      Macy's
Macy's.Com, Inc.                                               New York                  Macy's.com
Minnesota Telemarketing, Inc.                                  Minnesota
MOA Rest, Inc.                                                 Minnesota
Nasstock, Inc.                                                 New York
New Lines, inc.                                                Minnesota
Paramustock, Inc.                                              New Jersey
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                                         Federated Department Stores, Inc.
                                           Subsidiary list as of 4/1/00

                       Corporate Name                     State of Incorporation         Tradename(s)
----------------------------------------------------------------------------------------------------------------
Popular Club Plan, Inc.                                        New Jersey
Popular Club Receivables, Inc.                                 Delaware
Prime II Receivables Corporation                               Delaware
Prime Receivables Corporation                                  Delaware
R. H. Macy (France) S.A.R.L.                                   France
R. H. Macy Holdings (HK), Ltd.                                 Delaware
R. H. Macy Overseas Finance N.V.                               Netherland Antilles
R. H. Macy Warehouse (HK), Ltd.                                Delaware
Rich's Department Stores, Inc.                                 Ohio                      Goldsmith's
                                                                                         Lazarus
                                                                                         Rich's
Sabugo, Limited                                                Hong Kong
Seven Hills Funding Corporation                                Delaware
Seven West Seventh, Inc.                                       Delaware
Stern's Department Stores, Inc.                                Ohio                      Stern's
Tennessee Distribution, Inc.                                   Minnesota
Tennessee Telemarketing, Inc.                                  Minnesota
The Bon, Inc.                                                  Ohio                      The Bon
                                                                                         The Bon Marche
USA Direct/Guthy-Renker, Inc. (50% ownership)                  Minnesota
Western Distribution, Inc.                                     Minnesota
Wiman Corporation                                              Minnesota
Wise Chat Limited                                              Hong Kong
YesDirect, Inc.                                                Minnesota
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05/15/98                                3